Exhibit 99.2

FINESCO

CONSOLIDATED FINANCIAL STATEMENTS

For the Period ended June 30, 2012 and for the Period from May 16, 2011 to December 31, 2011 (successor period) and for the Period from January 1 to May 15, 2011 (predecessor period)

Finesco SAS Headquarters

6 Avenue du Vieil Etang

Immeuble Espace Ouest – Bâtiment B

78180 Montigny-Le-Bretonneux

SUMMARY

Consolidated Balance Sheet		5
Consolidated Statement of Comprehensive Income		6
Consolidated Statement of Change in Equity		7
Consolidated Cash Flow Statement		8
Notes to the Consolidated Financial Statements		9
1.	Company information	9
2.	Basis of preparation and adoption of IFRS	9
3.	First time adoption of IFRS	11
3.1	Statement of compliance and application of IFRS 1	11
3.2	Mandatory exceptions from full retrospective application followed by Finesco	12
4.	Summary of significant accounting policies	12
4.1	Principles of consolidation	12
4.2	Segment reporting	12
4.3	Fixed assets	12
4.4	Goodwill / Negative goodwill	13
4.5	Financial assets and liabilities	13
4.6	Other non-current financial assets	13
4.7	Restricted cash	13
4.8	Customer accounts receivable, net	13
4.9	Cash and cash equivalents	14
4.10	Share capital	14
4.11	Borrowings	14
4.12	Employee benefits	14
4.13	Provisions	15
4.14	Current and deferred income tax	15
4.15	Trade accounts payable	15
4.16	Discontinued operations	16
4.17	Revenue recognition	16
4.18	Other operating income and expense	17
4.19	Leases	17
5.	Financial risk management	17
5.1	Financial risk factors	17
5.2	Capital management	18
5.3	Fair value estimation	18
6.	Critical accounting estimates and judgments	18
7.	Notes related to the Consolidated Balance Sheet	19
7.1	Fixed assets, net	19
7.2	Customer accounts receivable, net	20
7.3	Prepaid expenses and other current assets	20

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7.4	Cash and cash equivalents	20
7.5	Pension benefit obligations	21
7.6	Provisions	22
7.7	Deferred income tax	23
7.8	Financial assets and liabilities by category	24
7.9	Other current liabilities	25
8.	Notes related to the Consolidated Income Statement	26
8.1	Revenue	26
8.2	Expenses by nature	26
8.3	Employee salary and benefit expenses	26
8.4	Other operating income and expenses	27
8.5	Finance costs, net	27
8.6	Business combination	27
8.7	Income tax expense	27
9.	Commitments and contingencies	28
9.1	Operating lease commitments	29
9.2	Contingencies	28
10.	Transition to IFRS	29
11.	Related party transactions	30
12.	Events after the reporting period	31

3

Report of Independent Auditors

To the shareholders of Finesco SAS

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Finesco SAS and its subsidiary Scomedica SAS at June 30, 2012, December 31, 2011 (successor periods) and January 1, 2011 (predecessor period), and the results of their operations and their cash flows for the half-year period ended June 30, 2012 and the period from May 16, 2011 to December 31, 2011 (successor periods) and the period from January 1, 2011 to May 15, 2011 (predecessor period) in conformity with the International Financial Reporting Standards as issued by the IASB (International Accounting Standards Board). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that Finesco SAS will continue as a going concern. As disclosed in Note 2 to the accompanying consolidated financial statements, Finesco SAS and its subsidiary Scomedica SAS are operating only one short-term contract with a multinational customer since July 2012, which raises substantial doubt about Finesco SAS's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. Those consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Neuilly-sur-Seine, France, September 27, 2012

/s/ PricewaterhouseCoopers Audit

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Consolidated Balance Sheet

(All amounts in’000 € unless otherwise stated)

		Successor		Predecessor
	Note	June 30, 2012	December 31, 2011	January 1, 2011
Assets
Non-current assets
Fixed assets, net	7.1	53	48	-
Restricted cash	7.8	255	113	-
Other non-current financial assets	7.8	41	76	1
Deferred tax assets	7.7	218	244	53
		567	481	54
Current assets
Customer accounts receivable	7.2, 7.8	949	722	3,965
Prepaid expenses and other current assets	7.3	76	113	1,457
Cash and cash equivalents	7.4, 7.8	2,027	3,202	1,173
		3,052	4,037	6,595

Total assets		3,619	4,518	6,649

Shareholders' Equity and Liabilities
Shareholders' Equity
Share capital		60	60	40
Share premium		-	-	-
Other consolidated reserves		-	-	-
Retained earnings and net profit		1,177	1,159	364
Total shareholders' equity		1,237	1,219	404

Non-current liabilities
Loans and borrowings	7.8	-	-	-
Pension benefit obligations	7.5	490	380	141
Provisions - long term		-	-	-
Other non-current liabilities		-	-	-
Deferred tax liabilities	7.7	-	-	-
		490	380	141
Current liabilities
Short-term borrowings	7.8	182	182	-
Provisions - short term	7.6	56	56	56
Trade accounts payable	7.8	362	417	1,728
Income tax payable	7.8, 8.7	-	715	95
Other current liabilities	7.9, 8.7	1,292	1,549	4,225
		1,892	2,919	6,104

Total liabilities		2,382	3,299	6,245
Total shareholders' equity and liabilities		3,619	4,518	6,649

The notes on pages 9 to 32 are an integral part of these consolidated financial statements.

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Consolidated Statement of Comprehensive Income

(All amounts in’000 € unless otherwise stated)

		Successor		Predecessor
	Note	June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011
Revenue	8.1	3,785	5,440	2,710
Cost of services	8.2	(2,880)	(3,731)	(1,960)
Gross profit		905	1,709	750
Selling, general and administrative expenses	8.2	(872)	(1,599)	(633)
Negative goodwill	8.6	-	1,309	-
Other operating income	8.4	13	164	11
Other operating expenses	8.4	(1)	(7)	(17)
Profit (loss) from operations		45	1,576	111
Finance income	8.5	-	3	-
Finance costs	8.5	(1)	-	-
Finance costs, net		(1)	3	-
Share of profit (loss) of associates		-		-
Profit (loss) before income taxes		44	1,579	111
Income tax expense	8.7	(26)	(420)	(42)

Net profit (loss) for the year from continuing operations		18	1,159	69
Discontinued operations	4.16
Net profit (loss) for the year from discontinued operations				(108)
Net profit (loss)		18	1,159	(39)

Other comprehensive income
Total comprehensive income (loss)		18	1,159	(39)

Total comprehensive income (loss) from:
Continuing operations		18	1,159	69
Discontinued operations				(108)

The notes on pages 9 to 32 are an integral part of these consolidated financial statements.

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Consolidated Statement of Change in Equity

(All amounts in’000 € unless otherwise stated)

	Share Capital	Share premium	Other consolidated reserves	Retained earnings including net profit	Total Shareholder's equity
Predecessor
Balance at January 1, 2011	40			364	404

Issuance from share capital
Dividends
Changes in scope of consolidation
Total comprehensive income (loss)				(39)	(39)
Balance at May 15, 2011	40	-	-	325	365

Successor
Balance at May 16, 2011	1	-	-	-	1
Creation of Finesco					-
Issuance from share capital	59				59
Dividends					-
Changes in scope of consolidation					-
Total comprehensive income (loss)				1,159	1,159
Balance at December 31, 2011	60	-	-	1,159	1,219

Issuance from share capital
Dividends
Changes in scope of consolidation					-
Total comprehensive income (loss)				18	18
Balance at June 30, 2012	60	-	-	1,177	1,237

There are no non-controlling interests.

The notes on pages 9 to 32 are an integral part of these consolidated financial statements.

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Consolidated Cash Flow Statement

(All amounts in’000 € unless otherwise stated)

	Successor		Predecessor
	June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Cash flow from operating activities
Net profit (loss)	18	1,159	(39)
Adjustments to reconcile net profit (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	2	2	-
Net increase (decrease) in provisions	110	93	146
Gain or loss on disposals, negative goodwill	-	(1,309)	-
Deferred taxes	26	(129)	(62)
Cash flows provided by (used in) operations before deferred tax and finance costs	156	(184)	45
Changes in operating working capital	(1,216)	(1,056)	2,275
Total net cash provided by (used in) operating activities	(1,060)	(1,240)	2,320
Net cash provided by (used in) operating activities - continuing operations	(1,060)	(1,240)	3,116
Net cash provided by (used in) operating activities - discontinued operations			(796)

Cash flow from investing activities
Proceeds from disposal of discontinued operations, net of transaction costs and cash disposed	-	-	-
Acquisition of Scomedica, net of cash acquired	-	4,398	-
Capital expenditures	(7)	(50)	-
Proceeds from sale of fixed assets	-	-	-
Total net cash provided by (used in) investing activities	(7)	4,348	-
Net cash provided by (used in) investing activities - continuing operations	(7)	4,348	-
Net cash provided by (used in) investing activities - discontinued operations			-

Cash flow from financing activities
Dividends paid	-	-	-
Issuance of share capital	-	59	-
Release (deposit) of financial assets	(107)	(148)	(39)
Proceeds from short-term borrowings	-	182	-
Repayment of short-term borrowings	-		-
Other	(1)	-	-
Total net cash provided by (used in) financing activities	(108)	93	(39)
Net cash provided by (used in) financing activities - continuing operations	(108)	93	(39)
Net cash provided by (used in) financing activities - discontinued operations			-

Net increase (decrease) in cash and cash equivalents	(1,175)	3,201	2,281
Cash and cash equivalents, beginning of period	3,202	1	1,173
Cash and cash equivalents, end of period	2,027	3,202	3,454

Additional information
Interest (paid) / received	(1)	-	-
Income tax paid	751	-	-

The notes on pages 9 to 32 are an integral part of these consolidated financial statements.

The consolidated financial statements on pages 1 to 32 were authorized for issue by the President on September 25, 2012, and were signed on behalf.

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Notes to the Consolidated Financial Statements

(All amounts in’000 € unless otherwise stated)

1.	Company information

Finesco SAS is a French holding company and owns 100% of the company Scomedica SAS. Scomedica is a healthcare contract sales and marketing company serving customers in France. Its medical sales representatives promote and market medical products to doctors’ practices.

2.	Basis of preparation and adoption of IFRS

Creation of Finesco and acquisition of Scomedica

On March 8, 2011, the holding Finesco SAS was created by Gérard Burger, the sole shareholder, and did not have any activity during the period from March 8, 2011 to May 15, 2011. On May 16, 2011, Finesco acquired 100% of Scomedica's shares (2500 shares) for 1€ (a token price) (cf. Note 8.6 business combination). Unless the context otherwise requires, (i) “Finesco” means Finesco SAS and its consolidated subsidiary Scomedica SAS, (ii) “Scomedica” means the company Scomedica SAS standalone, and (iii) the “Acquisition” refers to the acquisition of 100% of Scomedica’s shares by Finesco SAS on May 16, 2011.

“Predecessor” / “Successor”

As consequence of the Acquisition, the term “Successor” refers to Finesco following the Acquisition. The term “Predecessor” refers to Scomedica prior to the change of control on May 16, 2011. Therefore, the “Successor periods” correspond to the period from May 16, 2011 to December 31, 2011 and to the half-year period ended June 30, 2012. The “Predecessor period” corresponds to the period from January 1, 2011 to May 15, 2011.

Consequently, financial statements have been divided into Successor and Predecessor periods.

Preparation of financial statements

Finesco's financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These financial statements have been prepared under the historical cost convention except for items that are required to be accounted for at fair value.

New standards, amendments and interpretations which have been issued by the IASB but have not yet come into effect are not expected to have a material impact on Finesco financial statements.

The preparation of financial statements in conformity with IFRS requires the use by management of certain critical accounting estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported periods. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from these estimates. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 6.

Safeguard procedure and Management buyout of Scomedica

Until May 15, 2011, Scomedica was a subsidiary of Wockhardt France Holding (“Wockhardt”). Wockhardt was placed under a safeguard procedure (a procedure equivalent to “Chapter 11 procedure” in the United States) by the Versailles commercial court on October 14, 2010 including some of its subsidiaries and Scomedica to ensure the survival of the company. In the course of this procedure, M. Gérard Burger, President of Scomedica, decided to acquire Scomedica from Wockhardt in order to maintain and develop the existing medical representative business (refer below “Scomedica’s activity”). He created the holding Finesco on March 8, 2011 and conducted through Finesco a management buyout; on May 16, 2011, Finesco acquired 100% of Scomedica’s shares from Wockhardt (refer above “Creation of Finesco and acquisition of Scomedica”). In this context, members of the Scomedica management team transferred from Wockhardt group to Scomedica and an agreement was signed for Wockhardt to provide administrative support to Scomedica during a transition period.

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On December 2011, four managers of Scomedica, including Martine Burger (Gérard Burger’s sister), participated in a capital increase of Finesco. Consequently, as of December 31, 2011, Gérard Burger and Martine Burger hold 95% of Finesco’s share capital.

As part of the safeguard procedure and the sale of Scomedica’s shares to Finesco, compensation of debts and receivables between Scomedica and Wockhardt group and debt write offs from Wockhardt France Holding and its subsidiaries were agreed upon.

On October 20, 2011, the administrator appointed by the commercial court of Versailles allowed the settlement of all the outstanding liabilities and the Scomedica “safeguard proceedings” were terminated.

Scomedica’s activity

Historically, Scomedica has conducted business in two main areas:

-	Medical representatives: In 2010, Scomedica held four customers contracts; one with a multinational pharmaceutical company (“multinational customer”) and the three others with laboratories owned by Wockhardt to promote medical products. The contract with the multinational customer was a shared contract with DMH, one of Wockhardt’s subsidiaries.

On December 31, 2010, the multinational customer cancelled the shared contract in order to exclude Wockhardt and its subsidiaries and entered in February 2011 into new multiple contracts with Scomedica. The consecutive contracts signed with the multinational customer were short-term contracts (up to 1 year) (cf. paragraph “Going Concern” below).

In 2011, Scomedica’s short-term contracts with two Wockhardt laboratories remained active and unchanged after the Acquisition.

-	Direct sales to pharmacies: Until February 2011, Scomedica was a commercial agent for direct sales to pharmacies of pharmaceutical products developed by Wockhardt’s subsidiaries. This activity was divested on February 2011 (see next paragraph below).

Revenue recognition principles are explained in note 4.17.

Divestiture of the activity “direct sales to pharmacies” under the safeguard procedure

On February 28, 2011, Scomedica sold its direct sales to pharmacies’ activity to Niverpharm, one of Wockhardt’s subsidiaries, with retroactive effect to February, 1 2011. (cf. Note 4.16 Discontinued Operations). This line of activity was sold at 1€, a token price. The main impacts were :

-	the transfer of related sales staff from Scomedica to Niverpharm;

-	a transfer of cash from Scomedica to Niverpharm to compensate liabilities and commitments related to the sales staff transferred (unpaid vacations);

-	the repayment by Niverpharm to Scomedica of February 2011 payroll expenses paid by Scomedica to sales staff transferred.

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Going Concern

The financial statements have been prepared on a going concern basis which considers the realization of assets and settlement of liabilities in the ordinary course of business. Finesco is operating under only one short-term contract with a multinational customer since July 2012, which raises substantial doubt about Finesco's ability to continue as a going concern. The ongoing operation of Finesco is dependent upon:

-	Finesco maintaining its current activity with a multinational customer and/or Finesco gaining new business in the near future, and/or

-	Finesco raising additional funding from shareholders or other parties.

Finesco’s President is in continuous business development negotiations to attract new contracts and has reasonable expectations that the company has adequate resources to continue its operations for the next twelve months and therefore continue to use the going concern basis in preparing the financial statements for the following reasons:

-	Commercial targets have consistently been met leading to a steady revenue stream and positive cash flows. This led to develop a long lasting relationship with the multinational customer which is a major pharmaceutical company. Starting from September 2008, the multinational customer has always renewed its commercial contracts.

-	In line with Finesco’s strategy to find a business partner, Apricus accepted, by way of a share contribution, 100% of all outstanding common stock of Finesco SAS on July 12, 2012 and Finesco acquired Portalis, a pharmaceutical laboratory, on July 27, 2012. This provides a new market and new perspectives to Scomedica as Apricus expects to explore registration and/or commercialization of their current erectile dysfunction product Vitaros ® and their other pipeline products in the near future on the French market through Portalis, and with the support of Scomedica medical representative teams.

In the event these circumstances that support the ability of Finesco to continue as a going concern are not met (loss of the multinational customer contract or no new customer contracts), it may not be able to continue its operations as a going concern and therefore may not be able to realize its assets and extinguish its liabilities in the ordinary course of operations and at the amounts stated in the financial report.

3.	First time adoption of IFRS

3.1	Statement of compliance and application of IFRS 1

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the IASB. These are Finesco’s first consolidated financial statements prepared in accordance with IFRSs as issued by the IASB and IFRS 1 “First-time Adoption of International Financial Reporting Standards” (“IFRS 1”) has been applied.

As a consequence, the financial statements presented below, prepared in accordance with IFRSs as issued by the IASB comprise:

-	three statements of financial position (periods ended June 30, 2012 and December 31, 2011 – Successor – and period ended January 1, 2011 – Predecessor)

-	three statements of comprehensive income and statements of cash-flows (Successor periods and Predecessor period respectively)

Predecessor and Successor periods have been prepared in accordance with IFRSs as issued by the IASB. The opening statement of financial position corresponds to January 1, 2011.

Reconciliation between the amounts included in the financial statements prepared in accordance with French General Accepted Accounting Principles ("GAAP") under Commercial Code French Commercial Code is presented in Note 10.

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In preparing these consolidated financial statements in accordance with IFRS 1, Finesco has applied the mandatory exceptions from full retrospective application of IFRS, presented in paragraph 3.2 below.

The company has not applied any of the optional exemptions stated by IFRS 1.

3.2	Mandatory exceptions from full retrospective application followed by Finesco

The following mandatory exceptions are not applicable to Finesco: Derecognition of financial assets and liabilities exception, Hedge accounting exception and Assets classified as held for sale exception.

Regarding the estimates exception: upon an assessment of the estimates made under French GAAP, the company has concluded that there was no necessity to revise the estimates under IFRS except where estimates were required by IFRS and not required by French GAAP. However, some provisions and assumptions have been revised to comply with IFRS rules (refer to French GAAP to IFRS reconciliation in note 10).

4.	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

4.1	Principles of consolidation

Finesco SAS holds 100% of the shares of Scomedica and fully consolidates Scomedica’s financial statements starting from May 16, 2011, the date on which control has been transferred to Finesco SAS. The two companies are consolidated on the basis that their financial statements closed as of December 31, 2011 and June 30, 2012 (Successor periods). Financial statements presented for the Predecessor period correspond to Scomedica financial statements standalone.

Intercompany transactions, balances, income and expenses on transactions between group companies are eliminated. Profits and losses resulting from inter-company transactions that are recognized in assets are also eliminated.

4.2	Segment reporting

As Finesco operates in one country with a single activity “medical representatives”, it is not necessary to disclose “segment information” according to IFRS 8 “Operating Segments”.

The “direct sales to pharmacies” activity sold in February 2011 is shown under discontinued operations.

4.3	Fixed assets

Fixed assets are stated at historical cost less accumulated depreciation and accumulated impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the asset.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. Repairs and maintenance costs are charged to the consolidated statement of comprehensive income during the period in which they are incurred.

Finesco has only furniture fittings and equipments as part of its fixed assets. They are depreciated on a straight-line basis over their estimated lives (10 years).

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

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An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

4.4	Goodwill / Negative goodwill

Goodwill is measured as the excess of the total consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net fair value of the acquiree’s identifiable net assets. If the group’s interest in the fair value of the acquiree’s identifiable net assets exceeds the total of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held equity interest in the acquiree, the excess is recognized immediately in profit as negative goodwill.

The Acquisition resulted in the recognition of a profit (negative goodwill) included in the Successor statement of comprehensive income (refer to note 8.6 Business Combination).

4.5	Financial assets and liabilities

Financial assets and liabilities are recognized when the company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the company has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the obligation specified in the contract is settled, cancelled or has expired.

Finesco has no financial assets or liabilities at fair value through profit and loss, no available for sale assets, no derivatives used for hedging and no complex financial instruments.

Since May 2011, Finesco has a financial liability in the form of a loan from Gérard Burger. Refer to the note 11 “Related-party transactions”.

Finesco’s financial assets and liabilities by category are disclosed in the note 7.8 “Financial assets and liabilities by category”.

4.6	Other non-current financial assets

Other non-current financial assets arise from contracts concluded by Scomedica after its buy-out by Finesco SAS in May 2011 and consist mainly in deposits for office space lease and for the car fleet lease and related expenses.

4.7	Restricted cash

Restricted cash in the statement of financial position represents cash placed on deposit at the bank in connection to car-lease contracts (as a counterpart to guarantees granted by the bank to the car-lease company).

4.8	Customer accounts receivable, net

Customer accounts receivable are amounts due from customers for services performed in the ordinary course of business. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Customer accounts receivable are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

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The statement of financial position at January 1, 2011 includes:

-	Predecessor’s customer accounts receivable in relation to medical representative activity, which results from revenues, and

-	Predecessor’s customer accounts receivable in relation to pharmacists for “direct sales to pharmacists” activity, which are accounted for as a counterpart of a debt account (to Wockhardt), without any impact on the income statement (Scomedica acting as an agent) as the accounts receivable and debt pass-through without effect, and

-	Predecessor’s customer accounts receivable in relation to Wockhardt and its subsidiaries for “direct sales to pharmacies” activity, which results from revenue, and represent the “agent commission” earned by Scomedica in this activity.

4.9	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits, held at call with banks, other short-term highly liquid investments with original maturities of three months or less.

4.10	Share capital

Ordinary shares are classified as equity.

For Finesco SAS (holding company):

On May 16, 2011 the authorized share capital was 1 000€. The total issued and outstanding number of common shares was 100 with 10 € par value.

Following an additional paid in capital on December 2011 the authorized capital is 60 000 €. The total issued and outstanding number of common shares is 6 000 at 10 € par value.

For Scomedica (the subsidiary:

The total authorized share capital is 40 000 €. The total issued and outstanding number of common shares is 2 500 at 16 € par value.

Cf. Statement of changes in equity and note 8.6 Business Combination.

4.11	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method. Only borrowings consist of Gérard Burger’s shareholder loan to the company.

4.12	Employee benefits

Finesco SAS has no employees as of December 31, 2011. Its subsidiary Scomedica has a defined benefit plan which consists of a lump-sum paid when the employee goes on retirement. The amount of the lump sum is based on the length of service and earnings of the person entitled.

The cost of the defined benefit plan is determined using the projected unit credit method. The related pension liability recognized in the statement of financial position is the present value of the defined benefit obligation at the end of the reporting period (Scomedica has no plan assets).

Actuarial valuations for defined benefit plans are carried out annually and, when necessary, for interim closings. The discount rate applied in the computation of the present value of the pension liability corresponds to the yield on high quality corporate bonds denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating the terms of the related pension liability.

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Actuarial gains and losses are recognized in full in the period in which they occur, in the income statement.

Past-service costs are recognized immediately to the extent the benefits are vested, and otherwise are amortized straight-line over the average period until the benefits become vested.

Finesco has chosen to report interest cost in operating expense in the statement of comprehensive income.

4.13	Provisions

Finesco accounts for provisions related to labor litigation risks. These provisions are recognized in other liabilities when (i) the company has a current legal or constructive obligation as a result of past events; (ii) it is more likely than not that an outflow of resources will be required to settle the obligation; and (iii) the amount can be reliably estimated. Provisions are evaluated according to management’s best estimate of the amount required to settle the obligation at the end of the reporting period.

4.14	Current and deferred income tax

The tax expense for the periods presented are comprised of current and deferred taxes. Tax is recognized in the income statement, except when it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively. Finesco has no items recognized in other comprehensive income.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted, at the end of the reporting period, and any adjustment to tax payable from previous years.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax is not recognized if it arises from the initial recognition of goodwill or the initial recognition of an asset and liability in a transaction other than a business combination that, at the time of the transaction, affects either accounting nor taxable profit or loss. Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except, in the case of subsidiaries, where the timing of the reversal of the temporary difference is controlled by the company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax is determined on a non- discounted basis using tax rates and laws that have been enacted or substantively enacted at the balance sheet date and are expected to be applied when the deferred tax asset is realized or liability is settled. Deferred tax assets are recognized to the extent that it is probable that future profits will be available against which the deductible temporary differences can be utilized.

Deferred income tax assets and liabilities are presented as non-current items in the statement of financial position.

4.15	Trade accounts payable

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

15

4.16	Discontinued operations

A discontinued operation is a component of the group’s business that represents a separate major line of business or geographical area of operations that has been disposed of or is held for sale, or is a subsidiary acquired exclusively with a view to resale. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. The comparative statement of comprehensive income includes discontinued operations as if they had been discontinued from the start of the comparative period.

In February 2011, Scomedica decided to sell one of its major lines of business, the “direct sales to pharmacies” activity (refer to note 2). This disposal meets also the IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations” criteria to be classified as held for sale. As a consequence, the relevant disposal is therefore reported under discontinued operations in the consolidated income statement and consolidated statement of cash flows. As of January 1, 2011, the direct sales activity did not meet the IFRS 5 criteria to be classified as held for sale in the balance sheet, since the commitment to sell was not firm and the activity was not available for immediate sale due to the legal constraints of the safeguard procedure.

The income statement of the direct sales to pharmacists activity stand-alone reported separately under the Predecessor as required by IFRS 5 is as follows:

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011
Revenue	-	-	49
Expenses	-	-	(211)
Profit (loss) before income taxes of discontinued operations	-	-	(162)
Income tax expense	-	-	54
Profit (loss) after income taxes of discontinued operations	-	-	(108)
Pre-tax gain (loss) recognized on the re-measurement of assets of disposal group	-	-	-
Tax	-	-	-
After-tax gain (loss) recognized on the re-measurement of assets of disposal group	-	-	-
Total comprehensive income (loss)	-	-	-

4.17	Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for services given, stated net of discounts, returns, and value added taxes. It is recognized in the accounting period in which services are rendered (i) when the amount of revenue can be reliably measured; (ii) when it is probable that the future economic benefits will flow to the entity; and (iii) when specific criteria have been met for each of their activities, as described below.

Medical representatives:

- During 2010, DMH, a Wockhardt subsidiary, contracted directly with the multinational customer and received revenue based on the number of medical visits plus an incentive based on the sales growth of the targeted pharmaceutical products. DMH paid in return a 30% commission to Scomedica. Starting February 14, 2011 and until April 2011, Scomedica signed direct agreements with the multinational customer and earned a commission paid in several installments. From June 2011, the revenue from the multinational customer has been calculated with a formula based on the number of visits and included an incentive based on qualitative criteria and sales growth.

- In 2010 and 2011, Scomedica contracted with Wockhardt’s subsidiaries and the related revenue was based on the number of medical visits plus an incentive based on sales targets.

Direct sales to pharmacies (activity sold in February 2011): Scomedica acting as an agent for the pharmaceutical manufacturers under contract earned a commission based on the volume of sales of the products ordered by the pharmacists plus an incentive based on market share growth.

16

4.18	Other operating income and expense

The details of other operating income and expenses is explained in note 8.4. It includes mainly, from May 16, 2011 to December 31 2011, debt write-offs obtained by Scomedica in the context of the safeguard proceeding.

4.19	Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

The detail of the operating lease commitments is disclosed in note 9.1 hereafter.

Finesco has no finance leases.

5.	Financial risk management

5.1	Financial risk factors

Credit risk and client concentration

Finesco’s revenue is generated from one multinational customer and from Wockhardt subsidiaries only; therefore Finesco is exposed to revenue (customer) concentration risk which is the risk of losing customers, or customers facing financial difficulties. Finesco’s multinational customer is a leading pharmaceutical company with a long history. Wockhardt, which faced several difficulties, has been excluded from the shared contract with the multinational customer under the safeguard procedure. Commercial agreements with Wockhardt’s subsidiaries ended in July 2012.

This customer concentration risk is difficult to mitigate; however the business combination of Finesco and Apricus in July 2012 will expand its commercial activity with third parties and with the acquisition of Portalis in July of 2012, Finesco will have the opportunity to sell products to other third parties directly (cf. note 2 “Basis of preparation and adoption of IFRS”, Going Concern).

Liquidity risk

Liquidity risk arises through a surplus of financial obligations over available financial assets due at any point in time. Finesco is not exposed to liquidity risk since it has no long-term financial borrowings nor financial instruments or derivatives. Based on the existing commercial agreements, Finesco is able to maintain sufficient readily available resources and to self-finance.

In addition, Finesco has historically had a positive cash flow result.

Finesco will continue its operations beyond twelve months if it is able to self-finance within the next twelve months (refer to note 2 “Basis of preparation and adoption of IFRS”, Going Concern).

Market risk

The Company is not exposed to market risks such as interest and foreign exchange rate risks since it has no long-term borrowings and does not operate internationally.

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5.2	Capital management

The company’s objectives when managing capital are to safeguard Finesco’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

Finesco has no borrowings.

5.3	Fair value estimation

Finesco analyses financial assets and liabilities by valuation method. The different levels of valuation have been defined as follows:

-	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).

-	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).

-	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

Cf note 7.8 Financial assets and liabilities by category.

6.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Retirement benefit obligations

The present value of the pension obligations depends on a number of assumptions that are determined on an actuarial basis. The assumptions used in determining the net cost (income) for pensions are based in part on current market conditions and include the discount rate, salary increase, social charges, retirement age, turnover and expectancy of life. Any changes in these assumptions will impact the carrying amount of pension obligations. The company determines the appropriate discount rate at the end of each year that would be applied to the expected future cash outflows in order to settle the pension obligations. . These assumptions are described in note 7.5.

Provisions

The company makes provisions such as legal contingencies based on review of information at each reporting date. The company may modify the amount of provisions based on information provided during the period (cf. Note 7.6 Provisions).

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7.	Notes related to the Consolidated Balance Sheet

7.1	Fixed assets, net

	Furniture fittings and equipments	Other
Predecessor
As of January 1, 2011
Cost	9	-
Accumulated depreciation	(9)	-
Net book amount	-	-

Successor
As of December 31, 2011
Cost	50	-
Accumulated depreciation	(2)	-
Net book amount	48	-

As of June 30, 2012
Cost	57	-
Accumulated depreciation	(4)	-
Net book amount	53	-

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Opening net book amount	48	-	-
Additions	7	50	-
Disposals
Depreciation charge	(2)	(2)	-

Closing net book amount	53	48	-

The main movements are related to the purchase of furniture, fittings and equipment for the head office of Scomedica.

During the half-year period ended June 30, 2012, the period from May 16 to December 31, 2011 and the period from January 1, 2011 to May 15, 2011, depreciation expense of ‘000€ 2,’000€ 2 and ‘000€ 0 has been charged in “selling, general and administrative expenses”.

No impairment charge on fixed assets was booked during the Predecessor period and the Successor periods.

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7.2	Customer accounts receivable, net

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Customer accounts receivable	949	722	3,965
Less: povision for impairment of customer accounts receivable	-	-	-

	949	722	3,965

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Accounts receivable with a revenue counterpart	949	722	3,075
Accounts receivable without a revenue counterpart (acting as an agent)	-	-	890

	949	722	3,965

Finesco has no uncollectible receivables and no allowance for doubtful accounts in 2012 and 2011.

As of June 30, 2012, no trade accounts receivable were past due. Therefore, none were impaired.

7.3	Prepaid expenses and other current assets

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011
Tax receivables	51	43	186
Social receivables	1	1	1
Prepaid expenses	24	66	4
Other current assets	-	3	1,266

	76	113	1,457

7.4	Cash and cash equivalents

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Cash at bank and on hand	1,027	3,202	1,173
Short-term bank deposits	1,000	-	-

Cash and cash equivalents (excluding bank overdrafts)	2,027	3,202	1,173

20

Cash and cash equivalents include the following for the purpose of the statement of cash flows:

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Cash and cash equivalents	2,027	3,202	1,173
Bank overdrafts	-	-	-
Cash and cash equivalents	2,027	3,202	1,173

7.5	Pension benefit obligations

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Present value of funded obligations	-	-	-
Fair value of plan assets	-	-	-

Deficit of funded plans	-	-	-
Present value of unfunded obligations	490	380	141

Unrecognised past service cost	-	-	-
Liability in the balance sheet	490	380	141

Changes in the defined benefit obligation over each period presented is as follows:

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Current service cost	11	7	4
Interest cost on benefit obligations	8	3	2
Past service cost	-	-	-
Actuarial gains and losses (*)	91	83	163
Benefits paid	-	-	-
Curtailments / settlements	-	-	-
Transfer of Pharmaceutical delegates (cash paid)	-	-	(23)

At the end of the period	110	93	146

(*) This amount includes service from previous employer for employees arrived in 2011.

21

The amounts recognized in the income statement for each period presented are as follows:

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Current service cost	11	7	4
Interest cost on benefit obligations	8	3	2
Expected return on plan assets	-	-	-
Past service cost	-	-	-
Actuarial gains and losses	91	83	163
Losses on curtailment	-	-	-

Total, included in operating expenses	110	93	169

The principal actuarial assumptions used to determine the pension benefit obligation amount are as follows:

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011
Discount rate	3.38%	4.30%	4.70%
Inflation rate	2.00%	2.00%	2.00%
Future salary increases	2% - 2.5%	2% - 2.5%	2% - 2.5%
Retirement age	65	65	65
Average employee age	39	38	34
Average seniority	11	10	7
Turnover	12%	13%	17%

At June 30, 2012, a change of 0.5% of the discount rate or in the future salary increase would impact the pension benefit obligation by around 7% and 8% respectively.

7.6	Provisions

Movements of total short term provision in the balance sheet are as follows:

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011
At the begining of the period	56	56	56
Additional provisions	-	-	-
Unused amounts reversed	-	-	-
Used during the year	-	-	-
At the end of the period	56	56	56

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7.7	Deferred income tax

The analysis of the deferred tax assets and deferred tax liabilities is as follows:

Deferred tax assets	Pension benefit obligation	Employee profit sharing	Tax losses carried forward	Other	Total
Predecessor

As of January 1, 2011	47	-	-	6	53

Successor

As of December 31, 2011	127	106	-	11	244

As of June 30, 2012	163	-	21	34	218

Deferred tax liabilities	Other	Total
Predecessor

As of January 1, 2011	-	-

Successor

As of December 31, 2011	-	-

As of June 30, 2012	-	-

The change in deferred tax assets and liabilities is fully accounted for in the profit (loss) of the period.

The analysis by maturity of the deferred tax assets and deferred tax liabilities is the following:

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Deferred tax assets
Deferred tax asset to be recovered after more than 12 months	163	127	47
Deferred tax asset to be recovered within 12 months	55	117	6

Deferred tax liabilities
Deferred tax liability to be recovered after more than 12 months	-	-	-
Deferred tax liability to be recovered within 12 months	-	-	-

Deferred tax, net	218	244	53

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7.8	Financial assets and liabilities by category

Finesco has no financial assets or liabilities at fair value through profit and loss, nor assets available for sale or derivatives used for hedging. The company's financial assets and liabilities are classified as follows:

	Financial asset category
As of June 30, 2012 (Successor)	Loans and receivables	Assets at fair value through profit and loss	Available for sale	Total net book value per balance sheet	Fair value	Level

Restricted cash	255	-	-	255	255	Level 1
Other non-current financial assets	41	-	-	41	41	Level 2
Customer accounts receivable, net	949	-	-	949	949	Level 2
Cash and cash equivalents	2,027	-	-	2,027	2,027	Level 1
Total	3,272	-	-	3,272	3,272

(1) Refers to valuation method. Refer to note 5.3 "Fair value estimation"

	Financial asset category
As of December 31, 2011 (Successor)	Loans and receivables	Assets at fair value through profit and loss	Available for sale	Total net book value per balance sheet	Fair value	Level

Restricted cash	113	-	-	113	113	Level 1
Other non-current financial assets	76	-	-	76	76	Level 2
Customer accounts receivable, net	722	-	-	722	722	Level 2
Cash and cash equivalents	3,202	-	-	3,202	3,202	Level 1
Total	4,113	-	-	4,113	4,113

	Financial asset category
As of January 1, 2011 (Predecessor)	Loans and receivables	Assets at fair value through profit and loss	Available for sale	Total net book value per balance sheet	Fair value	Level

Restricted cash	-	-	-	-	-	Level 1
Other non-current financial assets	1	-	-	1	1	Level 2
Customer accounts receivable, net	3,965	-	-	3,965	3,965	Level 2
Cash and cash equivalents	1,173	-	-	1,173	1,173	Level 1
Total	5,139	-	-	5,139	5,139

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	Financial liability category
As of June 30, 2012 (Successor)	Loans and receivables	Other financial liabilities at amortised cost	Total net book value per balance sheet	Fair value	Level

Loans and borrowings	182	-	182	182	Level 2
Income tax payable	-	-	-	-	Level 2
Trade accounts payable	362	-	362	362	Level 2
Total	544	-	544	544

	Financial liability category
As of December 31, 2011 (Successor)	Loans and receivables	Other financial liabilities at amortised cost	Total net book value per balance sheet	Fair value	Level

Loans and borrowings	182	-	182	182	Level 2
Income tax payable	715	-	715	715	Level 2
Trade accounts payable	417	-	417	417	Level 2
Total	1,314	-	1,314	1,314

	Financial liability category
As of January 1, 2011 (Predecessor)	Loans and receivables	Other financial liabilities at amortised cost	Total net book value per balance sheet	Fair value	Level

Loans and borrowings	-	-	-	-	Level 2
Income tax payable	95	-	95	95	Level 2
Trade accounts payable	1,728	-	1,728	1,728	Level 2
Total	1,823	-	1,823	1,823

7.9	Other current liabilities

	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

Other Current Liabilities
Tax debt	368	216	673
Social payables	920	1,127	810
Accrued expenses	-	-	-
Other current liabilities	4	206	2,742

Total Other Current Liabilities	1,292	1,549	4,225

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8.	Notes related to the Consolidated Income Statement

8.1	Revenue

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Medical representatives	3,785	5,440	2,710
Other operating revenue	-	-	-

Total	3,785	5,440	2,710

8.2	Expenses by nature

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Employee benefit expenses (note 8.3)	2,693	3,316	1,603
Depreciation charge	2	2	-
Advertising costs	25	58	17
Operating lease payments	209	287	192
Other expenses	823	1,667	781

Total cost of services, marketing & selling and general & administrative expenses	3,752	5,330	2,593

8.3	Employee salary and benefit expenses

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Wages and salaries	1,827	2,157	1,034
Social security costs	756	1,066	423
Pension benefit expenses	110	93	146

	2,693	3,316	1,603

Scomedica division of headcount is as follows:

Headcount	Successor		Predecessor
	June 30, 2012	December 31, 2011	January 1, 2011

	97	94	96

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8.4	Other operating income and expenses

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Debt write-off	-	150	-
Other operating income	13	14	11
Fines	-	-	-
Exceptional depreciation	-	-	-
Other operating expenses	(1)	(7)	(17)

Other operating income and expenses	12	157	(6)

8.5	Finance costs, net

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Financial income on short-term bank deposits	0	3	-
Interest expense on short-term borrowings	(1)	-	-

Total	(1)	3	-

8.6	Business combination

Scomedica’s acquired identifiable assets and liabilities were evaluated at fair value. At transaction date no separate assets were identified.

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Purchase price - Total shares price sold to G. Burger	-	-	-

Net fair value of the net identifiable assets and liabilities	-	1,309	-

Negative goodwill	-	1,309	-

8.7	Income tax expense

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011

Current tax
Current tax on profits for the year	-	538	104
Adjustments in respect of prior years
Total current tax	-	538	104

Deferred tax (note 7.7)
Origination and reversal of timing differences	26	(118)	(62)
Total deferred tax	26	(118)	(62)

Income tax expense	26	420	42

27

The tax on the Finesco’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to the profit of the company as follows:

	Successor		Predecessor
	Half-year ended June 30, 2012	May 16 to December 31, 2011	January 1 to May 15, 2011
Profit before tax	44	1,579	111
Tax effects of:
Prior year adjustments	-	-	-
Expenses not deductible for tax purposes	(9)	(16)	(5)
Income not subject to tax	-	122	-

Income tax expense	15	525	37
Effective tax rate	33%	33%	33%

Finesco used a weighted average applicable tax rate was 33.33 % for Successor periods and Predecessor period.

9.	Commitments and contingencies

9.1	Operating lease commitments

Finesco leases vehicles, Information Technology and telephone equipments and office space under various non- cancelable operating leases.

Finesco operates a fleet of leased vehicles for its medical visit representatives. Finesco leases vehicles under operating lease agreements. The lease terms are between two and three years. There is no option to purchase at lease expiration and maintenance is offered as an option.

The lease office space contract is cancelable every 3 years.

The information technology leases are for 2 years.

The telephone contract is for 2 years minimum.

The lease expenditure charged to the income statement during the half-year ended June 30, 2012 amounted to 209. The future aggregate minimum lease payments under operating leases are as follows:

Successor
June 30, 2012

2012	304
2013	482
2014	202

Total	988

As a counterpart of the restricted cash of ‘000€ 255 Scomedica (see note 4.7) obtained a financial guarantee from the bank to the lessor of the vehicles.

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9.2	Contingencies

Finesco has contingent liabilities in respect of legal claims arising in the ordinary course of business. It is not anticipated that any material liabilities will arise from the contingent liabilities other than those provided for (cf. Note 7.6 Provisions)

10.	Transition to IFRS

Reconciliation of the Balance Sheet as previously reported under French GAAP to IFRS

		Correction of error	Adjustments
January 1, 2011 (predecessor period)	French GAAP	Estimation of invoices not received	Deferred taxes IAS 12	IFRS
Assets
Long-term assets
Fixed assets, net	-	-	-	-
Restricted cash	-	-	-	-
Other non-current financial assets	1	-	-	1
Deferred tax assets	-		53	53
	1	-	53	54
Current assets
Customer accounts receivable, net	3,965	-	-	3,965
Prepaid expenses and other current assets	1,457	-	-	1,457
Cash and cash equivalents (excluding bank overdrafts)	1,173	-	-	1,173
	6,595	-	-	6,595

Total assets	6,596	-	53	6,649

Shareholders' Equity and Liabilities
Shareholders' Equity
Share capital	40	-	-	40
Share premium	-	-	-	-
Other consolidated reserves	-	-	-	-
Retained earnings and net profit	233	78	53	364
Total shareholders' equity	273	78	53	404

Long-term liabilities
Loans and borrowings	-	-	-	-
Pension benefit obligations	141	-	-	141
Provisions long term	-	-	-	-
Other non-current liabilities	-	-	-	-
Deferred tax liabilities	-	-	-	-
	141	-	-	141
Current liabilities
Short-term borrowings				-
Provisions short term	56	-	-	56
Trade accounts payable	1,815	(87)	-	1,728
Income tax payable	95	-	-	95
Other current liabilities	4,216	9	-	4,225
	6,182	(78)	-	6,104

Total liabilities	6,323	(78)	-	6,245
Total shareholders' equity and liabilities	6,596	-	53	6,649

The reconciliation above shows the opening balance sheet reconciliation as at January 1, 2011 from French GAAP to IFRS. No reconciliation is provided for year-ended 2011 (from both balance sheet and P&L perspective) since Finesco (Successor) published its first consolidated financial statements as at December 31, 2011. Predecessor period refers to Scomedica stand-alone. The explanations below provide details on the opening balance sheet reconciliation.

Explanation of error corrections

29

Estimation of invoices not received:

Accruals as of January 1, 2011 have been adjusted based on actual invoices received after the closing date.

Explanation of reconciling items

Deferred tax:

For all timing differences (including correction of errors and IFRS adjustments), the deferred tax effect is calculated (cf. note 7.7).

11.	Related party transactions

Predecessor: Until May 16, 2011, Scomedica is controlled at 100% by Wockhardt France Holding.

Identified related parties are Wockhardt’s subsidiaries, the President of the company Gérard Burger and Martine Burger.

Gérard and Martine Burger were employed by another Wockhardt group subsidiary up to June and April 2011 respectively. Over this period, they received no direct compensation from Scomedica and their cost was re-invoiced through a service level agreement (see below). Direct salary paid by Scomedica to them from their transfer up to May 15, 2011 amount to ’000€ 16.

The following transactions were carried out with related parties:

-	Business relationship related to Medical representatives and Direct sales to pharmacies’ contracts with Wockhardt subsidiaries (cf. Note 4.17 Revenue recognition).

-	Cash pooling with Wockhardt holding.

-	Tax integrated group with Wockhardt holding.

-	Until May 15, 2011, Scomedica received services on logistics, car leasing, administrative support, sales management, marketing, accounting, financial controlling, legal, human resources, purchasing, travel office support, janitorial and information systems support through an ever-green service level agreement with Wockhardt, starting on January 1, 2008 with one-year validity.

-	On February 28, 2011, Scomedica sold its direct sales to pharmacies’ activity to Niverpharm, one of Wockhardt’s subsidiaries (cf. Note 2 and Note 4.16).

	Predecessor
	January 1, 2011	of which related parties
Assets
Non-current assets
Fixed assets, net	-	-
Restricted cash	-	-
Other non-current financial assets	1	-
Deferred tax assets	53	-
	54	-
Current assets
Customer accounts receivable	3,965	3,076
Prepaid expenses and other current assets	1,457	-
Cash and cash equivalents	1,173	-
	6,595	3,076

Total assets	6,649	3,076

Shareholders' Equity and Liabilities
Shareholders' Equity
Share capital	40	-
Share premium	-	-
Other consolidated reserves	-	-
Retained earnings and net profit	364	-
Total shareholders' equity	404	-

Non-current liabilities
Loans and borrowings	-	-
Pension benefit obligations	-	-
Provision long term	141	380
Other non-current liabilities	-	-
Deferred tax liabilities	-	-
	141	380
Current liabilities
Short-term borrowings	-	-
Provisions short term	56	-
Trade accounts payable	1,728	1503
Income tax payable	95	95
Other current liabilities	4,225	40
	6,104	1,638

Total liabilities	6,245	2,018
Total shareholders' equity and liabilities	6,649	2,018

30

	Predecessor
	January 1	Of which
	to May 15,	related
	2011	parties
Revenue	2,710	1,042
Cost of services	(1,960)	(348)
Gross profit	750	694
Selling, genreal and administrative expenses	(633)	(372)
Negative goodwill
Other operating income	11
Other operating expenses	(17)	-_
Profit (loss) from operations	111	322
Finance income	-	-
Finance costs	-	-
Finance costs, net	-	-
Share of profit (loss) of associates	-
Profit (loss) before income taxes	111	322
Income tax expense	(42)	(104)

Net profit (loss) for the year from continuing operations	69	218
Discontinued operations
Net profit (loss) for the year from discontinued operations	(108)	73
Net profit (loss)	(39)	291

Other comprehensive income
Total comprehensive income (loss)	(39)	291

Total comprehensive income (loss) from:
Continuing operations	69	1,159
Discontinued operations	(108)	73

Successor: The identified related-parties are Gerard Burger, and Martine Burger. The other three shareholders do not have influence on the operating decisions of the company. The pension obligation for related parties on June 30, 2012 and December 31, 2011 are ’000€ 63 and ’000€ 53, respectively.

31

Related-party compensation:

	Successor
	Half-year ended June 30, 2012	May 16 to December 31, 2011

Wages and salaries	165	267
Social security costs	73	121
Pension benefit expenses	10	7

	248	395

Shareholder loan from Gérard Burger:

	Successor
	Half-year ended June 30, 2012	May 16 to December 31, 2011

Amount of the loan	182	182
Term	no contractual term
Amount reimbursed during the year	-	-

	182	182

The loan is interest free, and was reimbursed in July 2012.

12.	Events after the reporting period

Commercial contracts

-	Commercial contract with the multinational customer valid for 6 months to 1 year for marketing pharmaceuticals developed by the customer. The contract was renewed in July 2012 for a short-term period.

-	Commercial contracts with Wockhardt’s subsidiaries: All contracts signed with Wockhardt ended in July 2012 and have not been renewed since then.

Business combination

-	Apricus Biosciences, Inc (“Apricus Bio”), an American pharmaceutical company listed on the NASDAQ, accepted, by way of a share contribution, 100% of all outstanding common stock of Finesco SAS on July 12, 2012.

Apricus’ objective is to benefit from the sales force of Scomedica to market products developed or licensed by Apricus.

-	Finesco acquired Portalis, a pharmaceutical laboratory (refer to note 2 “Basis of preparation and adoption of IFRS”, Going Concern).

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